Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-151002) and Form S-8 (File Nos. 33-99330, 33-80879, 33-87851, 333-88303, 333-53228 and 333-178451) of Lexmark International, Inc. of our report dated February 28, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Lexington, Kentucky

February 28, 2012